Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FIRST QUARTER 2011

Operating income increased 27%

First quarter earnings per share increased 44% to $0.95

Schaumburg, Ill. (May 4, 2011) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $543.4 million, and net income of $73.0 million, or $0.95 per diluted share, for the first quarter of 2011 compared to total revenue of $529.4 million and net income of $55.2 million, or $0.66 per diluted share, for the first quarter of 2010.

“Our performance continues to be in line with our expectations as we take steps to improve our programs, processes and systems to comply with new federal regulations,” said Gary E. McCullough, President and Chief Executive Officer. “We intend to emerge from this period of change among the leading providers of private sector education, serving our students better than ever before.”

CONSOLIDATED RESULTS

Quarter Ended March 31, 2011

•	Total revenue was $543.4 million for the first quarter of 2011, a 2.6 percent increase from $529.4 million for the first quarter of 2010.

•

Operating income was $113.2 million for the first quarter of 2011, versus operating income of $89.4 million for the first quarter of 2010, an increase of 26.6 percent. The operating margin was 20.8 percent for the first quarter of 2011, compared to an operating margin of 16.9 percent for the first quarter of 2010.

•

Operating income for the first quarter of 2011 included a $7.0 million ($0.06 per diluted share) pretax insurance recovery related to previously settled legal matters. Operating income for the first quarter 2010 included pretax expense of $8.1 million ($0.06 per diluted share) related to the increase in the allowance for doubtful accounts associated with certain extended payment plan programs as well as $3.7 million ($0.03 per diluted share) in pretax lease termination charges incurred in connection with the move to the Company’s new campus support center.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•	Net cash flows provided by operating activities totaled $59.7 million for the quarter ended March 31, 2011, compared to $53.5 million for the quarter ended March 31, 2010.

•

Capital expenditures increased to $23.8 million during the quarter ended March 31, 2011, from $19.8 million during the quarter ended March 31, 2010. Capital expenditures represented 4.4 percent of total revenue during the quarter ended March 31, 2011 and 3.7 percent during the quarter ended March 31, 2010.

Financial Position

•	As of March 31, 2011 and December 31, 2010, cash and cash equivalents and short-term investments totaled $399.1 million and $449.2 million, respectively.

CEC ANNOUNCES 1Q11 RESULTS ....PG 2

Stock Repurchase Program

During the quarter ended March 31, 2011, the Company repurchased approximately 4.1 million shares of its common stock for approximately $89.9 million at an average price of $21.69 per share.

As of March 31, 2011, approximately $200.5 million was available under the Company’s authorized stock repurchase program to repurchase outstanding shares of its common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on various factors, including market conditions and corporate and regulatory requirements.

STUDENT POPULATION AND NEW STUDENT STARTS

Student Population

Total student population by reportable segment as of March 31, 2011 and 2010, was as follows:

	As of March 31,		% Change 2011 vs. 2010
	2011	2010
Student Population
CTU	29,100	28,900	1%
AIU	22,500	25,000	-10%
Health Education	31,300	28,200	11%
Culinary Arts	13,500	12,200	11%
Art & Design	11,900	12,800	-7%
International	10,800	9,500	14%

Total Student Population	119,100	116,600	2%

New Student Starts

New student starts by reportable segment for the quarters ended March 31, 2011 and 2010, were as follows:

	For the Quarters Ended March 31,		% Change 2011 vs. 2010
	2011	2010
New Student Starts
CTU	7,440	8,840	-16%
AIU	8,660	11,260	-23%
Health Education	9,140	9,380	-3%
Culinary Arts	3,560	3,860	-8%
Art & Design	2,240	2,770	-19%
International	790	710	11%

Total New Student Starts	31,830	36,820	-14%

CEC ANNOUNCES 1Q11 RESULTS ....PG 3

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, May 5, 2011 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 29440682. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 29440682.

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of more than 119,000 students across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States and in France, Italy, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Istituto Marangoni; Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: availability of Title IV and other student financial aid or loans for our students; Congress’ willingness or ability to maintain or increase funding for Title IV Programs; our ability to maintain continued eligibility to participate in Title IV Programs, including under the “90-10 Rule” under the Higher Education Act of 1965, as amended; the impacts of the U.S. Department of Education’s new and pending regulations addressing certain aspects of administration of Title IV federal financial aid programs (including among other matters, gainful employment, certain compensation related to recruiting and admission of students, more stringent state approval criteria that may affect current state approval and licensing processes applicable to postsecondary education institutions and distance learning programs, and misrepresentation liability) on our business practices, costs of compliance and of developing and implementing changes in operations, student recruitment or enrollment, program offerings that may have significant or material effects on our operations, business and profitability; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school or with directly providing extended payment plans to our students; increased competition; the effectiveness of our regulatory compliance efforts; impairment of goodwill and other intangible assets as we continue to redefine the company and manage our brands and marketing to improve effectiveness and reduce costs; charges and expenses associated with exiting excess facility space; our ability to comply with accrediting agency requirements or obtain accrediting agency approvals for existing or new programs; the outcome of any reviews and

CEC ANNOUNCES 1Q11 RESULTS ....PG 4

audits conducted by accrediting, state and federal agencies; our dependence on information technology systems; our ownership or use of intellectual property; costs and impacts of regulatory, legal and administrative actions, proceedings and investigations, governmental regulations, and class action and other lawsuits; our ability to manage and continue growth; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2010, and from time to time in our current reports filed with the Securities and Exchange Commission.

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CONTACT

Investors:	Jason Friesen Senior Vice President of Finance, Investor Relations and Treasurer (847) 585-3899

Media:	Mark Spencer Senior Director, Corporate Communications (847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$239,261	$289,482
Short-term investments	159,831	159,671

Total cash and cash equivalents and short-term investments	399,092	449,153
Student receivables, net	64,147	62,287
Receivables, other, net	3,352	4,132
Prepaid expenses	34,768	52,077
Inventories	11,502	13,142
Deferred income tax assets, net	31,665	31,665
Other current assets	21,905	6,246
Assets of discontinued operations	4,865	6,742

Total current assets	571,296	625,444

NON-CURRENT ASSETS:
Property and equipment, net	359,678	366,775
Goodwill	384,397	381,476
Intangible assets, net	118,499	118,763
Student receivables, net	9,667	12,522
Deferred income tax assets, net	4,208	5,092
Other assets, net	32,479	42,752
Assets of discontinued operations	18,975	19,055

TOTAL ASSETS	$1,499,199	$1,571,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of capital lease obligations	$862	$783
Accounts payable	41,469	56,013
Accrued expenses:
Payroll and related benefits	47,665	73,608
Advertising and production costs	27,855	18,846
Income taxes	17,254	—
Earnout payments	17,643	17,439
Other	52,563	98,113
Deferred tuition revenue	171,205	176,102
Liabilities of discontinued operations	14,908	15,100

Total current liabilities	391,424	456,004

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	561	1,223
Deferred rent obligations	104,224	103,996
Earnout payments	3,251	7,690
Other liabilities	40,570	30,853
Liabilities of discontinued operations	32,839	37,576

Total non-current liabilities	181,445	181,338

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	137	153
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	821	812
Additional paid-in capital	582,497	576,853
Accumulated other comprehensive income (loss)	8,247	(81)
Retained earnings	430,042	356,991
Cost of shares in treasury	(95,414)	(191)

Total stockholders’ equity	926,193	934,384

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,499,199	$1,571,879

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Quarters Ended March 31,
	2011	% of Total Revenue	2010(1)	% of Total Revenue
REVENUE:
Tuition and registration fees	$521,094	95.9%	$509,508	96.2%
Other	22,267	4.1%	19,918	3.8%

Total revenue	543,361		529,426

OPERATING EXPENSES:
Educational services and facilities	168,901	31.1%	159,162	30.1%
General and administrative	240,859	44.3%	264,140	49.9%
Depreciation and amortization	20,366	3.7%	16,678	3.2%

Total operating expenses	430,126	79.2%	439,980	83.1%

Operating income	113,235	20.8%	89,446	16.9%

OTHER INCOME (EXPENSE):
Interest income	237	0.0%	247	0.0%
Interest expense	(26)	0.0%	(13)	0.0%
Miscellaneous income (expense)	2,000	0.4%	(277)	-0.1%

Total other income (expense)	2,211	0.4%	(43)	0.0%

PRETAX INCOME	115,446	21.2%	89,403	16.9%

Provision for income taxes	41,861	7.7%	32,257	6.1%

INCOME FROM CONTINUING OPERATIONS	73,585	13.5%	57,146	10.8%

Loss from discontinued operations, net of tax	(550)	-0.1%	(1,924)	-0.4%

NET INCOME	$73,035	13.4%	$55,222	10.4%

NET INCOME (LOSS) PER SHARE—DILUTED:
Income from continuing operations	$0.96		$0.69
Loss from discontinued operations	(0.01)		(0.03)

Net income per share	$0.95		$0.66

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	76,753		83,116

(1)	In December 2010, the Transitional Schools segment ceased to exist as the Company completed the teach out of its last remaining Transitional School, AIU-Los Angeles, CA, whose results for all periods presented are now reflected as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Quarters Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$73,035	$55,222
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	20,366	16,753
Bad debt expense	17,151	26,217
Compensation expense related to share-based awards	4,200	4,995
(Gain)/loss on disposition of property and equipment	(1,801)	337
Changes in operating assets and liabilities	(53,295)	(50,056)

Net cash provided by operating activities	59,656	53,468

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(60,934)	(117,628)
Sales of available-for-sale investments	60,774	111,782
Purchases of property and equipment	(23,792)	(19,757)
Earnout payments	(4,235)	(4,382)
Proceeds on the sale of assets	6,259	—
Other	85	(309)

Net cash used in investing activities	(21,843)	(30,294)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(89,915)	(89,637)
Issuance of common stock	1,292	883
Tax benefit associated with stock option exercises	159	64
Payments of capital lease obligations	(641)	(749)

Net cash used in financing activities	(89,105)	(89,439)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	1,071	(2,857)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(50,221)	(69,122)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	—	738
Less: Cash balance of discontinued operations, end of the period	—	169
CASH AND CASH EQUIVALENTS, beginning of the period	289,482	284,334

CASH AND CASH EQUIVALENTS, end of the period	$239,261	$215,781

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarters Ended March 31,
	2011	2010(1)
REVENUE:
CTU (2)	$118,065	$110,999
AIU (2)	104,274	116,778
Health Education	116,309	103,864
Culinary Arts	91,773	92,754
Art & Design (2)	64,600	62,887
International	48,476	42,338
Corporate and Other	(136)	(194)

Total	$543,361	$529,426

OPERATING INCOME (LOSS):
CTU (2)	$36,288	$29,406
AIU (2)	27,617	32,798
Health Education	11,630	11,008
Culinary Arts (4)	13,767	8,205
Art & Design (2)	10,395	6,504
International	14,115	13,432
Corporate and Other (3) (5)	(577)	(11,907)

Total	$113,235	$89,446

OPERATING MARGIN:
CTU	30.7%	26.5%
AIU	26.5%	28.1%
Health Education	10.0%	10.6%
Culinary Arts	15.0%	8.8%
Art & Design	16.1%	10.3%
International	29.1%	31.7%

Total	20.8%	16.9%

(1)	In December 2010, the Transitional Schools segment ceased to exist as the Company completed the teach out of its last remaining Transitional School, AIU-Los Angeles, CA, whose results for all periods presented are now reflected as a component of discontinued operations.
(2)	Prior period financial results have been reclassified to report CTU, AIU and Art & Design as individual segments due to a change in organizational structure beginning in January, 2011. Previously, these results were reported on a combined basis as the University segment.
(3)	First quarter 2011 included a $7.0 million pretax insurance recovery related to previously settled legal matters.
(4)	First quarter 2010 included a $3.2 million pretax charge for additional bad debt expense for increases in reserve rates applied to outstanding student receivable balances attributed to the Company’s student extended payment plans.
(5)	First quarter 2010 included a $2.4 million pretax lease termination charge incurred in connection with the Company’s move to its new campus support center and a $4.1 million pretax charge for an increase in the allowance for doubtful accounts related to the Company’s previously terminated recourse loan program.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION FOR CTU, AIU and Art & Design (1)

(Dollars in thousands)

	For the 2010 Quarters Ended,				Full Year
	March 31	June 30	September 30	December 31
REVENUE:
CTU	$110,999	$114,769	$116,311	$123,236	$465,315
AIU	116,778	120,037	113,119	98,647	448,581
Art & Design	62,887	62,301	61,082	59,125	245,395

Total	$290,664	$297,107	$290,512	$281,008	$1,159,291

OPERATING INCOME:
CTU	$29,406	$32,458	$32,414	$39,603	$133,881
AIU	32,798	40,004	23,252	22,905	118,959
Art & Design	6,504	7,001	9,158	6,510	29,173

Total	$68,708	$79,463	$64,824	$69,018	$282,013

OPERATING MARGIN:
CTU	26.5%	28.3%	27.9%	32.1%	28.8%
AIU	28.1%	33.3%	20.6%	23.2%	26.5%
Art & Design	10.3%	11.2%	15.0%	11.0%	11.9%

Total	23.6%	26.7%	22.3%	24.6%	24.3%

NEW STUDENT STARTS:
CTU	8,840	9,480	9,180	8,740
AIU	11,260	5,670	6,760	6,230
Art & Design	2,770	1,690	3,130	1,540

Total	22,870	16,840	19,070	16,510

	As of the 2010 Quarters Ended,
	March 31	June 30	September 30	December 31
STUDENT POPULATION:
CTU	28,900	29,000	29,900	30,900
AIU	25,000	20,400	21,000	20,000
Art & Design	12,800	11,600	12,600	11,500

Total	66,700	61,000	63,500	62,400

	For the 2009 Quarters Ended,				Full Year
	March 31	June 30	September 30	December 31
REVENUE:
CTU	$83,132	$87,121	$92,848	$105,520	$368,621
AIU	97,893	104,199	107,184	99,767	409,043
Art & Design	57,914	58,759	60,135	63,722	240,530

Total	$238,939	$250,079	$260,167	$269,009	$1,018,194

OPERATING INCOME:
CTU	$16,437	$16,544	$15,556	$31,352	$79,889
AIU	20,611	25,196	23,716	20,604	90,127
Art & Design	5,440	4,140	6,149	9,336	25,065

Total	$42,488	$45,880	$45,421	$61,292	$195,081

OPERATING MARGIN:
CTU	19.8%	19.0%	16.8%	29.7%	21.7%
AIU	21.1%	24.2%	22.1%	20.7%	22.0%
Art & Design	9.4%	7.0%	10.2%	14.7%	10.4%

Total	17.8%	18.3%	17.5%	22.8%	19.2%

NEW STUDENT STARTS:
CTU	6,530	7,550	8,760	9,800
AIU	9,270	4,990	6,530	7,210
Art & Design	1,810	2,660	3,060	1,540

Total	17,610	15,200	18,350	18,550

	As of the 2009 Quarters Ended,
	March 31	June 30	September 30	December 31
STUDENT POPULATION:
CTU	22,300	22,900	24,500	27,300
AIU	21,700	17,900	19,500	20,300
Art & Design	10,900	11,000	12,400	11,700

Total	54,900	51,800	56,400	59,300

(1)	Prior period financial results have been reclassified to report CTU, AIU and Art & Design as individual segments due to a change in organizational structure beginning in January, 2011. Previously, these results were reported on a combined basis as the University segment. The above information is provided for the 2010 and 2009 quarter and fiscal year ends to facilitate analysis of these segments.